UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                   MAY 1, 2005

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           FLORIDA                   0 -10345                   59 -1588181
         ----------              ----------------------        -------------
         (STATE OR OTHER         (COMMISSION FILE NUMBER)      (IRS EMPLOYER
         JURISDICTION OF                                       IDENTIFICATION
         INCORPORATION)                                            NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                     ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  REGISTRANT'S TELEPHONE NUMBER: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On May 4, 2005 Cache, Inc. (the "Company") issued a press release regarding its financial results for the thirteen weeks ended April 2, 2005. The Company's press release regarding its financial results is attached as Exhibit
99.1 to this Current Report on Form 8-K.

         The information in Item 2.02 of this Current Report on Form 8-K and
Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.



         ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         The Company has appointed Margaret (Maggie) Feeney as its new Executive Vice President and Chief Financial Officer, effective as of May 1, 2005. Prior to her appointment as Chief Financial Officer, Ms. Feeney was the Company's Vice President of Finance, having served in a variety of financial and operational capacities with the Company since 1992. Prior to joining the Company, Ms. Feeney served as Manager of Financial Analysis and Budgeting for Toys "R" Us and in various financial positions at Brooks Fashion Stores, a junior specialty chain. Ms. Feeney has over 20 years of retail experience.

         There are no family relationships among Ms. Feeney and any other directors or officers of the Company.

         There were no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, to which the Company was or is to be a party, in which Ms. Feeney had or is to have a direct or indirect material interest.

         The Company does not have an employment agreement with Ms. Feeney.

         The Company's press release regarding Ms. Feeney's appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K.



         ITEM 9.01 EXHIBITS

99.1 Press release regarding financial results for the thirteen week period ending April 2, 2005.

99.2 Press release regarding the appointment of Margaret (Maggie) Feeney as Chief Financial Officer and Executive Vice President of the Company.

                                   SIGNATURES



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


         DATED: MAY 4, 2005         CACHE, INC.




                                    BY: /S/  BRIAN WOOLF
                                    ---------------------------------
                                    BRIAN WOOLF
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                   MAY 4, 2005

                              FOR IMMEDIATE RELEASE
                                   CACHE, INC.
                        NASDAQ COMMON STOCK SYMBOL CACH.

                    CACHE REPORTS FIRST QUARTER 2005 RESULTS

                            Net Sales Increased 9.8%
                     Diluted Earnings per Share Totals $0.11
                 Revises Second Quarter and Fiscal 2005 Guidance
            Announces April 2005 Comparable Store Sales Decreased 3%

     New York, New York - May 4, 2005 - Cache Inc., (NASDAQ: CACH), a specialty chain of women's apparel stores with 295 stores currently open, reported results for the thirteen week period ended April 2, 2005.

For the thirteen week period ended April 2, 2005:
     o Net sales increased 9.8% to $62.8 million compared to $57.2 million in the first quarter of 2004 and comparable store sales gained 1%;
     o Operating income declined to $2.8 million, or 4.4% of net sales, as compared to $5.2 million, or 9.0% of net sales in the first quarter of 2004;
     o Diluted earnings per share totaled $0.11 compared to $0.20 in the first quarter of 2004.

     Mr. Brian Woolf, Cache's Chairman commented: "Our first quarter results, while at the high end of our revised outlook were below our original expectations due to a more significant fashion shift favoring casual lifestyle apparel versus our emphasis on classification styles. While we quickly worked to re-balance our assortments, earnings for the quarter were negatively impacted by lower-than-expected sales and margins. On a positive note, our inventory is now positioned to capitalize on current fashion trends, which should enable us to report comparable store sales increases in May."

Additionally, during the first quarter, the Company:
     o Opened 5 Cache stores and at quarter-end operated 294 stores in 43 states;
     o Remodeled 3 stores with 50% of its Cache store base in the new store format at quarter-end.

Following quarter end:
     o    Engaged Deloitte and Touche LLP as its new independent auditor

     Gross profit in the first quarter rose by 5.4% to $27.1 million, or 43.2% of net sales, compared to $25.7 million, or 44.9% of net sales, in the first quarter of 2004. The decrease in gross profit margin reflected the March sales shortfall coupled with increased promotional activity to maintain appropriate inventory levels and a sales mix shift favoring lower margin dress sales. In total, operating expenses were $24.4 million, or 38.8% of net sales compared to $20.5 million, or 35.9% of net sales in the first quarter of 2004. The increase in operating expenses as a percentage of net sales resulted from a higher percentage of new stores and lower than expected comparable store sales, which caused negative leverage in store operating expenses. This was partially offset by prudent control of general and administrative expenses.

     At April 2, 2005, cash and marketable securities totaled $42.6 million, rising $1.9 million from $40.7 million at March 27, 2004. Inventory was current at $34.4 million, as compared to $29.8 million at March 27, 2004. Working capital increased by $6.8 million to $55.1 million from $48.3 million at March 27, 2004.

                 A table summarizing financial results follows:


                                        THIRTEEN WEEKS ENDED
                                        --------------------
                                      Apr. 2,            Mar. 27,
                                       2005                2004
                                       ----                ----
                                ($ Thousands, except for per share data)

Sales                               $   62,793          $  57,194
Operating income                    $    2,751          $   5,151
Net income                          $    1,757          $   3,249
Basic earnings per share            $     0.11          $    0.21
Diluted earnings per share          $     0.11          $    0.20
Basic weighted average
  shares outstanding                15,686,000         15,438,000
Diluted weighted average
  shares outstanding                16,002,000         15,957,000


GUIDANCE

     The Company is revising its guidance for fiscal 2005 net sales and diluted earnings per share. For fiscal 2005, the Company currently estimates net sales in the range of $268 million to $272 million compared to its previous guidance range of $270 million to $275 million and versus actual net sales of $247.3 million in fiscal 2004. In addition, the Company currently estimates fiscal 2005 diluted earnings per share in the range of $0.75 to $0.78 compared to its previous guidance range of $0.79 to $0.82 and versus actual fiscal 2004 diluted earnings per share of $0.83. For the second quarter, the Company currently estimates net sales in the range of $64 million to $66 million, as compared to its previous estimate range of $65 million to $67 million and versus actual net sales of $62.1 million in the second quarter of fiscal 2004. In addition, the Company currently estimates second quarter diluted earnings per share in the range of $0.16 to $0.18, as compared to its previous guidance range of $0.20 to $0.22 and versus actual diluted earnings per share of $0.27 in the second quarter of fiscal 2004.

STORE OPENING PLANS

     The Company continues to plan approximately 20 Cache and 10 Lillie Rubin store openings for a total of 30 new stores in Fiscal 2005. During the first quarter, the Company opened 5 new Cache stores. Following quarter end, the Company opened 2 new Cache stores and has scheduled a total of 2 additional store openings for the second quarter. At fiscal year-end, the Company continues to expect to operate approximately 320 stores, expanding square footage by approximately 10% to 650,000 square feet.

COMPARABLE STORE SALES

     Separately, the Company announced April Comparable store sales results. Comparable store sales (sales for stores open at least one year or more) declined 3% during the four week April 2005 period, as compared to the same period in 2004. Total sales for the four-week period ended April 30, 2005 increased $0.8 million, or 3.9%, to $24.0 million. Comparable store sales were flat during the 17 week year-to-date period ended April 30, 2005, as compared to the same period in 2004. Total sales for the 17 week year-to-date period increased $6.1 million, or 7.6%, to $86.8 million.

     "Our April comparable store sales decline of 3% was below our expectations of flat sales, with results impacted due to our efforts to rebalance assortments toward stronger selling styles," Mr. Woolf stated. "This coupled with additional markdowns has caused us to revise our second quarter guidance. On a positive note, comparable store sales in the last week of April and early May have increased and we expect this trend to continue, especially since we are facing easier comparisons going forward."

     Mr. Woolf continued: "As we look ahead, we remain excited by the key strategic initiatives we are implementing this year in the areas of merchandising, marketing and store expansion. To this point, our current merchandise assortments are resonating well with consumers and we see continued momentum from our efforts to broaden our customer base with a wider assortment of price points. In regards to marketing, our lifestyle mailers continue to drive traffic to our stores, and we believe we are poised to increase customer loyalty further as we roll out our new point of sale ("POS") system this July. Lastly, we are scheduled to open approximately 30 stores this year, expanding square footage by approximately 10%. We remain confident that our strategic initiatives position us to achieve our long term growth goals supported by a strong balance sheet, including $2.72 in marketable securities and cash per share."

     Interested stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for today, Wednesday, May 4, 2005 at 9:00 a.m. Eastern Time. To participate in Cache's conference call dial 1-800-811-8824 approximately five minutes prior to the 9:00am Eastern start time. The call will also be broadcast live over the Internet at HTTP://WWW.CACHE.COM. An online archive will be available immediately following the call and will be accessible until May 11, 2005.

     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.


                            Financial Tables Follow:


     For further information contact Thomas E. Reinckens, President, Chief Operating Officer, Cache, Inc., 1440 Broadway, New York, New York 10018, (212) 575-3246.



                                     CACHE, INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                    April 2,              January 1,             March 27,
ASSETS                                                                2005                   2004                   2004
                                                               ----------------       ----------------       ----------------
                                                                                                                 (Restated)
Current assets:
  Cash and equivalents                                         $    18,646,000        $    16,848,000        $    26,585,000
  Marketable securities                                             24,000,000             25,874,000             14,153,000
  Receivables, net                                                   5,992,000              6,545,000              3,865,000
  Inventories                                                       34,393,000             32,296,000             29,824,000
  Deferred income taxes                                                616,000                567,000                930,000
  Prepaid expenses and other current assets                          1,600,000              1,948,000              1,000,000
                                                               ----------------       ----------------       ----------------
                 Total current assets                               85,247,000             84,078,000             76,357,000


Equipment and leasehold improvements, net                           48,287,000             47,118,000             35,307,000

Other assets                                                           850,000                832,000                832,000
                                                               ----------------       ----------------       ----------------

                 Total assets                                  $   134,384,000        $   132,028,000        $   112,496,000
                                                               ================       ================       ================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                             $    16,957,000        $    17,055,000        $    16,259,000
  Income taxes payable                                                 502,000                 ---                   224,000
  Accrued compensation                                               2,563,000              1,927,000              1,719,000
  Accrued liabilities                                               10,164,000             11,627,000              9,822,000
                                                               ----------------       ----------------       ----------------
                 Total current liabilities                          30,186,000             30,609,000             28,024,000


Other liabilities                                                   14,496,000             13,556,000              9,452,000
Deferred income taxes, net                                           2,978,000              3,023,000                701,000

Commitments and contingencies


STOCKHOLDERS' EQUITY


  Common stock                                                         157,000                157,000                104,000
  Additional paid-in capital                                        34,832,000             34,705,000             34,285,000
  Retained earnings                                                 51,735,000             49,978,000             39,930,000
                                                               ----------------       ----------------       ----------------
                 Total stockholders' equity                         86,724,000             84,840,000             74,319,000
                                                              ----------------       ----------------       ----------------

                 Total liabilities and stockholders' equity    $   134,384,000        $   132,028,000        $   112,496,000



                          CACHE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          FOR THE THIRTEEN WEEKS ENDED
                                   (Unaudited)




                                                              April 2,        March 27,
                                                                2005            2004
                                                          ----------------  --------------

Net sales                                                 $    62,793,000   $  57,194,000

Cost of sales, including occupancy and buying costs            35,660,000      31,506,000
                                                          ----------------  --------------

Gross profit                                                   27,133,000      25,688,000
                                                          ----------------  --------------

Expenses
    Store operating expenses                                   20,593,000      16,889,000
    General and administrative expenses                         3,789,000       3,648,000
                                                          ----------------  --------------
         Total expenses                                        24,382,000      20,537,000
                                                          ----------------  --------------

Operating income                                                2,751,000       5,151,000


Other income:
    Interest income                                               157,000          95,000
                                                          ----------------  --------------

Income before income taxes                                      2,908,000       5,246,000

Income tax provision                                            1,151,000       1,997,000
                                                          ----------------  --------------


Net income                                                $     1,757,000   $   3,249,000
                                                          ================  ==============



Basic earnings per share                                            $0.11           $0.21
                                                           ===============  ==============

Diluted earnings per share                                          $0.11           $0.20
                                                           ===============  ==============



Basic weighted average shares outstanding                      15,686,000      15,438,000
                                                           ===============  ==============

Diluted weighted average shares outstanding                    16,002,000      15,957,000
                                                           ===============  ==============



NUMBER OF STORES OPEN AT END OF PERIOD                                294             258
                                                           ===============  ==============




Exhibit 99.2

[GRAPHIC OMITTED]
                           Company Contact:     Tom Reinckens
                                                Cache Inc.
                                                (212) 575-3246

                           Investor Relations:  Allison Malkin/David Griffith
                                                Integrated Corporate Relations
                                                (203) 682-8200


             CACHE NAMES MARGARET FEENEY AS CHIEF FINANCIAL OFFICER

     New York, NY - May 4, 2005 - Cache Inc. (NASDAQ: CACH) today announced that the Company has promoted Margaret ("Maggie") Feeney, currently its Vice President of Finance, to Executive Vice President and Chief Financial Officer. Ms. Feeney will be responsible for Cache's financial operations, including accounting, external reporting, tax and treasury and human resources effective May 1, 2005.

     Ms. Feeney has over 20 years of retail experience. Most recently, she served as Vice President of Finance, having held a variety of financial and operational capacities since joining Cache in 1992. Prior to this, she was Manager of Financial Analysis and Budgeting for Toys "R" Us and also held several financial positions at Brooks Fashion Stores, a junior specialty chain.

     Brian Woolf, Cache Chairman stated: "We are very pleased to announce the promotion of Maggie Feeney to EVP and CFO. Since coming to Cache, Maggie has made numerous contributions in the finance area. The qualities she possesses, including strong financial management skills and substantial retail experience make her an ideal fit for the CFO position. We are confident that her leadership and capabilities will enable us to deliver on our financial and operational goals."

     Certain matters discussed within this press release may constitute forward-looking statements within the meaning of the federal securities law. Although Cache, Inc. believes the statements are based on reasonable assumptions, there can be no assurance that these expectations will be attained. Actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation, industry trends, merchandise and fashion trends, competition, changes in general economic conditions and consumer spending patterns, vendor procurement issues and the ability to obtain financing, as well as other risks outlined from time to time in the filings of Cache, Inc., with the Securities and Exchange Commission.

     Cache is a nationwide, mall-based specialty retailer of sophisticated, social occasion sportswear and dresses targeting style-conscious women. We own and operate two separate store concepts, Cache and Lillie Rubin, each of which carries its own distinctive branded merchandise. Cache targets women between the ages of 25 and 45 who have a youthful attitude, are self-confident and fashion-conscious, and require a missy fit. Lillie Rubin stores offer a more sophisticated line of social occasion apparel targeting women between the ages of 35 and 55. We operate 258 Cache and 37 Lillie Rubin stores primarily situated in central locations in high traffic, upscale malls in 43 states and Puerto Rico.